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                                                                 EXHIBIT 10.6

                                THE GEON COMPANY

                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                          (Effective December 9, 1993)


                                   ARTICLE I
                              PURPOSE OF THE PLAN

         The purpose of The Geon Company (the "Company") Deferred Compensation Plan for Non-Employee Directors is to provide any Non-Employee Director of the Company the option to defer receipt of the compensation payable for services as a Director and to build loyalty to the Company through increased ownership in the Company's Common Stock.


                                   ARTICLE II
                                  DEFINITIONS

         As used herein, the following words shall have the meaning stated after them unless otherwise specifically provided:

         2.1 "Calendar Year" shall mean the twelve month period January 1 through December 31.

         2.2 "Change in Control" shall mean the occurrence of either of the following events:

                 (1) If any "person" (as such term is used in Sections 13(d) (3) and 14(d) (2) of the Exchange Act) becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities and exercises, or indicates an intent to exercise, such voting power on any issue contrary to the recommendations of management; or

                 (2) When individuals who, at the beginning of any two-year period, constitute the Board of Directors of the Company cease for any reason to constitute at least three-fourths thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two- thirds of the directors then still in office who were directors at the beginning of such period.

         2.3 "Committee" shall mean the Compensation Committee described in Section 8.1 hereof.
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         2.4     "Common Stock" shall mean the Common Stock, par value $0.10 per share, of the Company.

         2.5     "Company" shall mean The Geon Company.

         2.6 "Director" shall mean any non-employee director of the Company.

                                  ARTICLE III
                             ELECTIONS BY DIRECTORS

         3.1 ELECTION TO DEFER. A Director may elect to defer receipt of the compensation payable to him or her for future services as a Director. Such election shall be made on an election form specified by the Committee ("Election Form"). Such election shall indicate the portion of the Director's compensation to be invested in an interest-bearing account and the portion of such compensation to be invested in Common Stock.

         3.2 EFFECTIVENESS OF ELECTIONS. Elections shall be effective and irrevocable upon the delivery of an Election Form to the Committee. Notwithstanding anything to the contrary set forth herein, the effective date of any transaction in which amounts deferred hereunder are invested in Common Stock shall be not less than six months after the date of such election. Subject to the provisions of Article VI, amounts deferred pursuant to such elections shall be distributed at the time and in the manner set forth in such election.

         3.3     AMENDMENT AND TERMINATION OF ELECTIONS.   A Director may
terminate or amend his or her election to defer receipt of compensation by written notice delivered to the Committee six months prior to the commencement of the period with respect to which such compensation will be earned. Amendments which serve only to change the beneficiary designation shall be permitted at any time and as often as necessary. Amounts credited to a Director's Account pursuant to Section 5.2 hereof prior to the effective date of any termination or amendment shall not be affected thereby and shall be paid at the time and in the manner specified in the election form in effect when the deferral occurred.


                                   ARTICLE IV
                     COMMON STOCK AVAILABLE UNDER THE PLAN

         4.1 COMMON STOCK. The aggregate number of shares of Common Stock that may be granted under this Plan in any fiscal year of the Company during the term of this Plan will be equal to one tenth of one percent (0.1%) of the number of shares of Common Stock outstanding as of the first day of that fiscal year.

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         4.2     ADJUSTMENT.  In the event of any change in the Common Stock of the Company by reason of a merger, consolidation, reorganization, or similar transaction, or in the event of a stock dividend, stock split, or distribution to shareholders (other than normal cash dividends), the Committee will adjust the number and class of shares that may be issued under this Plan, the number and class of shares subject to outstanding deferrals, and the fair market value of the Common Stock, and other determinations applicable to outstanding awards.


                                   ARTICLE V
                                    ACCOUNTS

         5.1     ACCOUNTS.   The Company shall establish and maintain a
Deferred Compensation Account (an "Account") for each Director who elects to defer compensation under the Plan. If the Director elects to have deferred compensation invested in an interest-bearing account, the Company shall credit the Account of the Director with an amount equal to one hundred percent (100%) of the compensation deferred pursuant to this Plan. In the event that a Director elects to have some or all of his or her compensation invested in Common Stock, then the Company shall credit the Account of the Director with an amount equal to one hundred twenty five percent (125%) of such compensation, in the form of a number of shares of Common Stock, valued at its Fair Market Value. As used herein, the Fair Market Value of Common Stock shall be the average of the high and low prices of the Company's Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange for the date immediately preceding the date of crediting the Account, provided that if no sales of Common Stock were made on said exchange on that date, the Fair Market Value shall be the average of the high and low prices of Common Stock as reported on said composite tape for the preceding day on which sales of Common Stock were made on said Exchange. The Accounts shall be credited as of the date on which the compensation would otherwise have been paid to the Director, if not deferred under the Plan.

         5.2 ADJUSTMENT OF ACCOUNTS. As of December 31 of each Calendar Year and on such other dates as the Committee directs, the fair market value of the Account of each Director shall be determined by crediting to the Account an amount equal to the income earned during the Calendar Year, or other appropriate period, the number of shares of Common Stock credited to the Account, and then determining the fair market value of the shares and other amounts credited to the Account.

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                                   ARTICLE VI
                              PAYMENT OF ACCOUNTS

         6.1     TIME OF PAYMENT.   Payment of the amount credited to a
Director's Account shall commence upon a date which is not more than thirty days after the earlier of (i) the attainment of the date specified (not younger than age 55) in his Election Form or (ii) upon a Change in Control.

         6.2 METHOD OF PAYMENT. The amount credited to a Director's Deferred Compensation Account shall be paid, in whole or in part, to the Director in a lump sum and/or in annual installments over a period of not more than ten years as specified in each Director's Election Form. Deferred Compensation Accounts shall be paid in kind, in cash, or shares of Common Stock, as credited to the Account.

         6.3 HARDSHIP DISTRIBUTION. Prior to the time a Director's Account becomes payable, the Committee, in its sole discretion, may elect to distribute all or a portion of the Director's Account in the event such Director requests a distribution on account of severe financial hardship. For purposes of this Plan, severe financial hardship shall be deemed to exist in the event the Committee determines that a Director needs a distribution to meet immediate and heavy financial needs resulting from a sudden or unexpected illness or accident of the Director or a member of his or her family, loss of the Director's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director. A distribution based on financial hardship shall not exceed the amount required to meet the immediate financial need created by the hardship. The amount of a Director's Account shall be reduced by the amount of any hardship distribution to such Director.

         6.4 DESIGNATION OF BENEFICIARY. Upon the death of a Director, the amount credited to his or her Account shall be paid to the beneficiary or beneficiaries designated by him or her. If there is no designated beneficiary, or no designated beneficiary surviving at a Director's death, payment of a Director's Account shall be made to his or her estate. Beneficiary designations shall be made in writing. A Director may designate a new beneficiary or beneficiaries at any time by notifying the Committee.

         6.5 TAXES. In the event any taxes are required by law to be withheld or paid from any payments made pursuant to the Plan, the appropriate amounts shall be deducted from such payments and transmitted to the appropriate taxing authority.

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                                  ARTICLE VII
                                   CREDITORS

         7.1 CLAIMS OF THE COMPANY'S CREDITORS. The rights of a Director or his or her beneficiaries to any payment under the Plan shall be no greater than the rights of an unsecured creditor of the Company.


                                  ARTICLE VIII
                                 ADMINISTRATION

         8.1     APPOINTMENT OF COMMITTEE.   The Board of Directors of the
Company shall appoint a Committee consisting of not less than three persons to administer the Plan. Members of the Committee shall hold office at the pleasure of the Board of Directors and may be dismissed at any time with or without cause. Such persons serving on the Committee need not be members of the Board of Directors of the Company.

         8.2 POWERS OF THE COMMITTEE. The Committee shall administer the Plan and resolve all questions of interpretation arising under the Plan with
the help of  legal counsel,  if necessary.    Whenever  directions,
designations, applications, requests or other notices are to be given by a Director under the Plan, they shall be filed with the Committee. The Committee shall have no discretion with respect to Plan contributions or distributions but shall act in an administrative capacity only.


                                   ARTICLE IX
                                 MISCELLANEOUS

         9.1 TERM OF PLAN. The Company reserves the right to amend or terminate the Plan at any time; provided, however, that no amendment or termination shall affect the rights of Directors to amounts previously credited to their Accounts pursuant to Section 5.1 or to future income to be credited to their Accounts pursuant to Section 5.2.

         9.2     ASSIGNMENT.   No right or interest of any Director (or any
person claiming through or under such Director) in any benefit or payment herefrom other than the surviving spouse of such Director after he or she is deceased, shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance, or other legal process or in any manner be liable for or subject to the debts or liabilities of such Director. If any Director or any such person (other than the surviving spouse of such Director after he or she is deceased) shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge, or otherwise encumber his or her benefits hereunder

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or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate his or her interest in any such benefit to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written "termination declaration" with the Committee records and making reasonable efforts to deliver a copy to such Director or his or her legal representative.

         As long as any Director is alive, any benefits affected by the termination may, in the Committee's sole and absolute judgment, be paid to or expended for the benefit of such Director, his or her spouse, his or her children or any other person or persons in fact dependent upon him or her in such a manner as the Committee shall deem proper. Upon the death of any Director, all benefits withheld from him or her and not paid to others in accordance with the preceding sentence shall be distributed to such Director's estate or to his or her creditors and if such Director shall have descendants, including adopted children, then living, distribution shall be made to such Director's then living descendants, including adopted children, per stirpes.

         9.3 EFFECTIVE DATE OF PLAN. The Plan shall be effective as of December 9, 1993, subject to approval by the stockholders of the Company. Any amounts credited to a Director's Deferred Compensation Account prior to such stockholder approval shall be contingent on such approval.


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                    Amendment of Deferred Compensation Plan
                           for Non-Employee Directors

                                 Adopted by the
                               Board of Directors
                              on February 1, 1996


         NOW, THEREFORE, BE IT RESOLVED, that Section 6.2 of the Company's Deferred Compensation Plan for Non-Employee Directors (the "Plan") be amended with respect to amounts deferred under the Plan from and after January 1, 1996, to read as follows:

                 "6.2 METHOD OF PAYMENT. The amount credited to a Director's Deferred Compensation Account shall be paid, in whole or in part, to the Director in a lump sum and/or in annual installments over a period of not more than ten years as specified in each Director's Election Form. A Director may elect to change his or her original payment period election, as specified in such Director's Election Form; provided, that (i) such change is approved by the Committee, (ii) the election to change is made at least 18 months prior to date specified in the electing Director's Election Form on which payment of the amount credited to the Director's account is to commence, and (iii) a Director may make such an election to change only one time, an such election to change shall apply to all of the Director's Election Forms with respect to amounts deferred under the Plan from and after January 1, 1996. In the event that a Director who makes an election to change is a member of the Committee, such Director shall abstain from the Committee's determination whether or not to approve the change. Deferred Compensation Accounts shall be paid in kind, in cash, or shares of Common Stock, as credited to the Account."